Exhibit 99.2
  Pro Forma Financial Information
     Introductory Note. On November 7, 2007, Catalytica Energy Systems, Inc. (“Catalytica”), a wholly-owned subsidiary of Renegy Holdings, Inc. ( “Renegy”, the “Company”, “we”, “us”, or “our”) sold all of its interests in CESI-SCR, Inc. (“CESI-SCR”) and CESI-Tech Technologies, Inc. (“CESI-Tech,” and collectively with CESI-SCR and SCR-Tech, LLC, a wholly owned subsidiary of CESI-SCR, “SCR-Tech”), wholly-owned subsidiaries of Catalytica, to CoaLogix Inc. (“Buyer”), a wholly-owned subsidiary of Acorn Factor, Inc. (“Acorn Factor”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) entered into on that same day by and among Catalytica, Buyer, Acorn Factor, and with respect to Article 11 thereof only, the Company. On November 7, 2007, the parties consummated the transactions contemplated by the Purchase Agreement. The pro forma financial data set forth herein gives effect to the sale of SCR-Tech.
     On May 8, 2007, Catalytica entered into a definitive contribution and merger agreement (the “Contribution and Merger Agreement”) to combine its business with Snowflake White Mountain Power, LLC, Renegy, LLC and Renegy Trucking, LLC (collectively, the “Snowflake entities”), businesses engaged in creating and operating renewable energy power projects and harvesting biomass fuel, and which comprise the renewable energy divisions of NZ Legacy, LLC, a privately owned Arizona land, mineral and energy development company.
     At a special stockholders meeting on September 27, 2007, Catalytica stockholders holding a majority of the Catalytica common stock outstanding approved adoption of the Contribution and Merger Agreement. As a result, the Contribution and Merger Agreement was consummated (“the Transaction”) and Catalytica and the Snowflake entities became wholly-owned subsidiaries of Renegy effective as of October 1, 2007. In connection with the consummation of the Transaction, Catalytica terminated its registration under the Securities Exchange Act of 1934 with its filing of Form 15 on October 2, 2007.
     A copy of the complete Contribution and Merger Agreement, including Amendment No. 1 to the Contribution and Merger Agreement, can be located in Amendment No. 2 to Form S-4 filed by Renegy with the Securities and Exchange Commission (“SEC”) on August 31, 2007. A copy of Amendment No. 2 to the Contribution and Merger Agreement can be located in the exhibit to Renegy’s Form 8-K filed with the SEC on September 21, 2007. Upon consummation of the Transaction, Catalytica stockholders received approximately 41.3% of the outstanding shares of Renegy.
     During Catalytica’s second and third fiscal quarters of 2007, Renegy was a subsidiary of Catalytica. Effective with the consummation of the Transaction on October 1, 2007, Renegy became the parent of Catalytica, Catalytica’s previously existing subsidiaries, and the Snowflake entities. During the second and third fiscal quarters of 2007, Renegy did not engage in any business activities and had nominal assets. In addition, only a few transactions occurred within Renegy during the third quarter. Those transactions included payments of SEC registration fees and NASDAQ listing fees, all of which were recorded as other assets during those quarters and which will be incorporated in the purchase accounting for Renegy during the fourth quarter of 2007. Accordingly, the unaudited pro forma historical statements of operations and financial position reported in this Form 8-K reflect the results of operations and financial position for Catalytica and do not reflect the historical results of operations nor financial position of the combined companies (i.e., the Snowflake entities are excluded).
     Summary Unaudited Pro Forma Consolidated Financial Data. The following tables set forth summary unaudited pro forma consolidated statements of operations for Catalytica for the year ended December 31, 2006 and for the nine months ended September 30, 2007 and its financial position at September 30, 2007. This summary unaudited pro forma consolidated financial data gives effect to the sale of SCR-Tech (the “SCR-Tech Sale”) on November 7, 2007 (as described above and herein on this Form 8-K).
     The summary unaudited pro forma consolidated statements of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007 give effect to the SCR-Tech Sale as if it had occurred on January 1, 2006. The summary unaudited pro forma consolidated balance sheet gives effect to the SCR-Tech Sale as if it had occurred on September 30, 2007.
     This information should be read in conjunction with Selected Consolidated Financial Data and the audited consolidated financial statements and the related notes filed as part of the Annual Report on Form 10-KSB of Catalytica for the year ended December 31, 2006 and the unaudited condensed consolidated financial statements and the related notes filed as part of Catalytica’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007 and June 30, 2007 and Renegy’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007. This summary unaudited pro forma consolidated financial data is not necessarily indicative of either our financial position or results of operations that will be achieved in the future. This summary unaudited pro forma consolidated financial data has been included herein for informational and comparative purposes only. Our future results are subject to economic and industry specific conditions and financial, business and other known and unknown risks and uncertainties, certain of which are beyond our control.

Catalytica Energy Systems, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
(in thousands)

	As of September 30, 2007
	Historical	Pro forma
		SCR-Tech
	Catalytica	Sale (A)		Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$439	$9,964		$10,403
Short-term investments	12,897	—		12,897
Accounts receivable, net	815	(732)		83
Revenues in excess of billings	772	(772)		—
Inventories	153	(153)		—
Prepaid expenses and other assets	413	(208)		205

Total current assets	15,489	8,099		23,588
Property and equipment, net	866	(844)		22
Goodwill	4,257	(4,257)		—
Other intangible assets, net	1,109	(1,109)		—
Other assets	72	(32)		40

Total assets	$21,793	$1,857		$23,650

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$637	$(156)		$481
Accrued payroll and benefits	589	(231)		358
Deferred revenue	158	(158)		—
Accrued liabilities and other	1,053	(277)		776

Total current liablities	2,437	(822)		1,615
Other long-term liabilities	13	(13)		—

Total liabilities	2,450	(835)		1,615

Stockholders’ equity:
Common stock	18	—		18
Additional paid-in capital	169,913	—		169,913
Retained deficit	(150,574)	2,692	B	(147,882)
Accumulated other comprehensive loss	(14)	—		(14)

Total stockholders’ equity	19,343	2,692		22,035

Total liablities and stockholders’ equity	$21,793	$1,857		$23,650

See accompanying notes.
Notes to Unaudited Pro Forma Consolidated Balance Sheet.
     Note A. On November 7, 2007 we entered into and consummated the sale of our SCR-Tech subsidiary for gross proceeds of $9.6 million, subject to an agreed-upon working capital adjustment. We estimate we incurred approximately $500,000 in total sales commissions, legal fees and related expenses in connection with the sale.

The adjustments presented represent the receipt of net cash proceeds, the removal of the book value of assets and liabilities based on carrying amounts at September 30, 2007, and recognition of the resulting gain on the sale.
     The resulting gain from the SCR-Tech Sale is estimated as follows based on cash proceeds, anticipated working capital adjustment, and the book value of net assets sold and liabilities released as of September 30, 2007 (also see Note B). All such amounts are subject to adjustment. The working capital adjustment was estimated based on balances as of October 31, 2007 and may differ from the final adjustment amount to be computed based on balances at closing.

(in thousands)
Gross cash proceeds	$9,600
Plus: estimated working capital adjustment	864
Less: estimated selling expenses	(500)

Estimated net proceeds	9,964
Less: book value of assets sold	(8,107)
Add: book value of liabilities released	835

Estimated gain on sale	$2,692

     Note B. As described in the Introductory Note above, the historical information presented in this Form 8-K reflects the historical results of operations and financial position of Catalytica. The purchase accounting adjustments related to the Transaction will be recorded for Renegy during the fourth quarter of fiscal 2007. At the time of the consummation of the Transaction, Catalytica had only one operating unit, SCR-Tech, and as a result, any goodwill arising from the Transaction will be attributed to SCR-Tech. The actual gain or loss to be recognized will be dependent on the related purchase accounting adjustments and may be materially different than the book gain computed above. Based on preliminary estimates of the purchase accounting adjustments and related goodwill, Renegy anticipates a significant loss will be recognized in the final accounting for the SCR-Tech Sale. The pro forma presentations included herein should not be relied upon as indicative of the actual gain or loss to be recorded.

Catalytica Energy Systems, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
(in thousands)

	Nine months ended September 30, 2007
	Historical	Pro forma
		SCR-Tech
	Catalytica	Sale (A)	Adjusted
Revenues	$3,408	$(3,408)	$—

Costs and expenses:
Cost of revenues	3,244	(3,244)	—
Selling, general and administrative	9,081	(1,717)	7,364
Loss on sale or disposal of assets	2	(2)	—

Total costs and expenses	12,327	(4,963)	7,364

Operating loss	(8,919)	1,555	(7,364)

Interest and other income	708	(36)	672
Interest and other expense	(9)	1	(8)

Loss from continuing operations	$(8,220)	$1,520	$(6,700)

Per share loss from continuing operations, basic and diluted	$(0.45)		$(0.37)

Weighted average common shares outstanding, basic and diluted	18,318		18,318
See accompanying notes.

Catalytica Energy Systems, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
(in thousands)

	Twelve months ended December 31, 2006
	Historical	Pro forma
		SCR-Tech
	Catalytica	Sale (A)	Adjusted
Revenues	$7,383	$(7,383)	$—

Costs and expenses:
Cost of revenues	5,197	(5,197)	—
Selling, general and administrative	6,438	(1,862)	4,576

Total costs and expenses	11,635	(7,059)	4,576

Operating loss	(4,252)	(324)	(4,576)

Interest and other income	1,114	(27)	1,087
Interest and other expense	(128)	1	(127)

Loss from continuing operations	$(3,266)	$(350)	$(3,616)

Per share loss from continuing operations, basic and diluted	$(0.18)		$(0.20)

Weighted average common shares outstanding, basic and diluted	18,195		18,195
See accompanying notes.
Notes to Unaudited Pro Forma Consolidated Statements of Operations.
     Note A. These adjustments reflect the elimination of the estimated historical operations of Catalytica’s SCR-Tech subsidiary’s activities for the nine months ended September 30, 2007 and the twelve months ended December 31, 2006. No interest income was assumed to be earned on the net proceeds in the pro forma results of operations presentation.